                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report: May 28, 1998



                              VENTURE SEISMIC LTD.
------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                ALBERTA, CANADA
------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-270270                                             N/A
------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)



3110 - 80th Avenue S.E. Calgary, Alberta                                T2C 1J3
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip code)




Registrant's telephone number including area code: (403) 777-9070
                                                   --------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     a)  Financial statements of Business acquired

         Continental Holdings Ltd. balance sheet as at December 31, 1997 and 1996 and the statements of income and retained earnings and cash flows for each of the years in the three year period ended December 31, 1997 and Auditors' Report thereon.

     b)  Pro Forma Financial Information

         1) Pro forma consolidated balance sheet (unaudited) as at September 30, 1997 combining the audited balance sheet of Venture Seismic Ltd. and Continental Holdings Ltd. as at September 30, 1997 and December 31, 1997, respectively.

         2) Pro forma consolidated income statement (unaudited) combining the income statement of Venture Seismic Ltd. for the year ended September 30, 1997 with the income statement of Continental Holdings Ltd. for the year ended December 31, 1997.

         3) Pro forma interim consolidated income statement (unaudited) combining the income statement of Venture Seismic Ltd. for the six months ended March 31, 1998 with the income statement of Continental Holdings Ltd. for the six months ended December 31, 1997.

Exhibits

          10.31* Securities Purchase Agreement dated March 27, 1998, by and among the Registrant, Continental Holdings Ltd.
                    ("Continental") and the Shareholders of Continental.

          10.32*    Credit Agreement, dated March 27, 1998, between the
                    Registrant and Continental Holdings Ltd.

          10.33* General Security Agreement, dated March 27, 1998, between the Registrant and Continental Holdings Ltd.

          10.34*    Form of Employment Agreement between the Registrant and Mr.
                    Stinn, dated March 27, 1998.

          23.1      Consent of Ernst & Young, Chartered Accountants.(1)

          23.2      Consent of Meyers Norris Penny & Co., Chartered
                    Accountants.(1)

-----------------
 * Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-45681).

(1) To be filed with the Company's Registration Statement on Form S-3 (File No. 333-45681)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Venture Seismic Ltd.


/s/ Gregory B. Wiebe
---------------------------
By: Gregory B. Wiebe
    Chief Financial Officer

May 28, 1998

                                AUDITORS' REPORT



To the Shareholders of
CONTINENTAL HOLDINGS LTD.

We have audited the balance sheet of CONTINENTAL HOLDINGS LTD. as at December 31, 1997 and the statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada.

The financial statements as at December 31, 1996 and for each of the years in the two year period ended December 31, 1996 were audited by other auditors who expressed an opinion without reservation on those financial statements in their report dated February 19, 1997.





Calgary, Canada                        /s/ ERNST & YOUNG
March 26, 1998                         Chartered Accountants
(except for note
13 which is as
of May 26, 1998)

                                AUDITORS' REPORT


To the Shareholders of
CONTINENTAL HOLDINGS LTD.


We have audited the balance sheet of CONTINENTAL HOLDINGS LTD. as at December 31, 1996 and the statements of income and retained earnings and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and the results of its operations and the changes in financial position for each of the years in the two year period then ended in accordance with accounting principles generally accepted in Canada.



Calgary, Canada                               /s/ Meyers Norris Penny & Co.
February 19, 1997                                 Chartered Accountants

                           CONTINENTAL HOLDINGS LTD.

                                 BALANCE SHEET
                               (in U.S. Dollars)

As at December 31

                                     ASSETS

                                                             1997       1996
                                                               $          $
                                                           ---------  ---------
CURRENT [NOTE 5]
Cash                                                       1,690,102    230,400
Accounts receivable                                        1,256,029  1,311,004
Inventory                                                    344,047    161,561
Prepaid expenses and deposits                                 56,013      6,149
                                                           ---------  ---------
                                                           3,346,191  1,709,114

INVESTMENT [NOTE 2]                                           72,966     72,966

DEFERRED INCOME TAXES [NOTE 9]                               100,052         --

CAPITAL ASSETS [NOTES 3 AND 5]                             2,226,983  3,433,231
                                                           ---------  ---------














                                                           5,746,192  5,215,311
                                                           =========  =========

                           CONTINENTAL HOLDINGS LTD.






                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                               1997       1996
                                                                $          $
                                                            ---------  ---------
CURRENT
Accounts payable and accrued liabilities                    1,828,424  3,528,761
Income taxes payable                                        1,141,858         --
Due to shareholders, non-interest bearing with
 no fixed terms of repayment                                  488,535     97,066
Current portion of long term debt [note 5]                    213,895  1,029,558
                                                            ---------  ---------
                                                            3,672,712  4,655,385
                                                            ---------  ---------

DUE TO RELATED COMPANY [NOTE 4]                                    --    269,661
                                                            ---------  ---------

DEFERRED LEASE EXPENSE [NOTE 8]                               337,939         --
                                                            ---------  ---------

LONG TERM DEBT [NOTE 5]                                         8,923    176,670
                                                            ---------  ---------

COMMITMENTS [NOTE 8]

SHAREHOLDERS' EQUITY
Share capital [note 6]                                         14,914     14,914
Retained earnings                                           1,711,704     98,681
                                                            ---------  ---------
                                                            1,726,618    113,595
                                                            ---------  ---------

                                                            5,746,192  5,215,311
                                                            =========  =========


See accompanying notes

On behalf of the Board:

                                     /s/ ROY SELF    /s/ LES STINN
                                         Director        Director

                           CONTINENTAL HOLDINGS LTD.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                               (in U.S. Dollars)

For the year ended December 31

                                                  1997        1996       1995
                                                   $           $           $
                                               ---------   ---------   ---------
REVENUE                                        9,609,915   8,485,092   5,095,856

DIRECT EXPENSES                                5,631,075   6,171,258   4,047,221
                                               ---------   ---------   ---------
                                               3,978,840   2,313,834   1,048,635
                                               ---------   ---------   ---------
EXPENSES
General and administration                       908,638   1,938,607     469,800
Depreciation                                     620,255     476,564      38,134
Interest - other                                   9,809      62,146          --
Interest - long term                              42,760      56,257       8,570
                                               ---------   ---------   ---------
                                               1,581,462   2,533,574     516,504
                                               ---------   ---------   ---------
INCOME (LOSS) FROM OPERATIONS                  2,397,378    (219,740)    532,131
                                               ---------   ---------   ---------
OTHER INCOME
Interest                                          26,759      28,541      44,311
Foreign exchange gain                            143,249       1,823
Gain on disposal of capital assets                30,000     144,136          --
Gain on sale of investments                       93,074         878     405,867
                                               ---------   ---------   ---------
                                                 293,082     175,378     450,178
                                               ---------   ---------   ---------

INCOME (LOSS) BEFORE INCOME TAXES              2,690,460     (44,362)    982,309
                                               ---------   ---------   ---------
INCOME TAXES [NOTE 7]
Current                                        1,177,489      (4,401)    277,783
Deferred                                        (100,052)   (124,042)    124,042
                                               ---------   ---------   ---------
                                               1,077,437    (128,443)    401,825
                                               ---------   ---------   ---------

NET INCOME FOR THE YEAR                        1,613,023      84,081     580,484

RETAINED EARNINGS, BEGINNING OF YEAR              98,681     907,776     327,292

DIVIDENDS                                             --    (125,493)         --

PREMIUM ON REDEMPTION OF SHARES [NOTE 6]              --    (767,683)         --
                                               ---------   ---------   ---------

RETAINED EARNINGS, END OF YEAR                 1,711,704      98,681     907,776
                                               =========   =========   =========

See accompanying notes

                           CONTINENTAL HOLDINGS LTD.

                            STATEMENT OF CASH FLOWS
                               (in U.S. Dollars)

For the year ended December 31

                                                1997         1996        1995
                                                 $            $           $
                                             ----------   ----------   --------

CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
Net income for the year                       1,613,023       84,081    580,484
Items not involving cash
  Depreciation                                  620,255      476,564     38,134
  Deferred lease expense                        337,939           --         --
  Deferred income taxes                        (100,052)    (124,042)   124,042
  Gain on disposal of capital assets            (30,000)    (144,136)        --
  Gain on sale of investments                   (93,074)        (878)  (405,867)
                                             ----------   ----------   --------
                                              2,348,091      291,589    336,793
Net change in non-cash working capital
 [note 10]                                     (735,854)   1,173,971    558,854
                                             ----------   ----------   --------
                                              1,612,237    1,465,560    895,647
                                             ----------   ----------   --------

FINANCING ACTIVITIES
Repayment of long term debt                  (1,031,634)    (384,363)  (116,706)
Issuance of long term debt                       48,224    1,538,320         --
Repayment of shareholders' advances             (97,066)          --     (5,742)
Advances from shareholders                      488,535       97,066         --
Advances from (to) related company             (269,661)     269,661         --
Issuance of share capital                       523,519           --         --
Redemption of share capital                    (523,519)         (26)        --
Premium on redemption of common shares               --     (767,683)        --
                                             ----------   ----------   --------
                                               (861,602)     752,975   (122,448)
                                             ----------   ----------   --------

INVESTING ACTIVITIES
Additions to capital assets                    (369,100)  (3,743,724)  (196,179)
Proceeds on disposal of capital assets          985,093      270,417         --
Increase in investments                              --           --   (603,312)
Proceeds on disposal of investments              93,074      639,202    649,470
                                             ----------   ----------   --------
                                                709,067   (2,834,105)  (150,021)
                                             ----------   ----------   --------

DIVIDENDS                                            --     (125,493)        --
                                             ----------   ----------   --------

INCREASE (DECREASE) IN CASH                   1,459,702     (741,063)   623,178
CASH, BEGINNING OF YEAR                         230,400      971,463    348,285
                                             ----------   ----------   --------

CASH, END OF YEAR                             1,690,102      230,400    971,463
                                             ==========   ==========   ========

See accompanying notes

                           CONTINENTAL HOLDINGS LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements of Continental Holdings Ltd. ("Continental" or the "Company") have been prepared in accordance with accounting principles generally accepted in Canada, consistently applied. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below.

REVENUE RECOGNITION AND WORK-IN-PROGRESS

The percentage of completion method is followed to recognize revenue on contracts. Under this method, revenue is recognized over the period of the contract in the proportion that costs incurred to date bear to total estimated costs. When a loss is foreseen on completion of a contract, an allowance for the loss is provided in the accounts. Unbilled work-in-progress on contracts not sufficiently underway to warrant revenue recognition is carried at the lower of cost and net realizable value.

The Company recognizes revenue from the sale of non-exclusive seismic data when sale of the data to third parties has occurred.

INVENTORY

Inventory of fuel, supplies and consumables are valued at the lower of cost, determined on a first in, first out basis, and net realizable value.

CAPITAL ASSETS AND DEPRECIATION

Capital assets are recorded at cost. Depreciation is applied on a declining balance basis at rates designed to amortize the cost of the assets over their estimated economic useful lives as follows:

          Computer equipment       30%
          Office equipment         20%
          Seismic equipment        20% - 30%

                           CONTINENTAL HOLDINGS LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



INCOME TAXES

The Company follows the deferral method of tax allocation in accounting for income taxes under which the income tax provision is based on the income reported in the accounts. Under this method, provision is made for income taxes deferred principally as a result of accruing lease expenses which are not deductible for income tax purposes until paid, claiming depreciation for tax purposes which differs from that provided in the accounts and the deferral of profits for income tax purposes where a portion of the selling price of seismic property is due after the end of the period.

FOREIGN CURRENCY TRANSLATION

The Company's functional (measurement) currency is the U.S. dollar. It translates foreign currency transactions into U.S. dollars using the average exchange rates for the year for items included in the income statement, year end exchange rates for monetary assets and liabilities and historical rates for non-monetary assets and liabilities. Translation gains or losses are included in income for the year.

FINANCIAL INSTRUMENTS

The Company has financial instruments consisting of cash, accounts receivable, accounts payable and accrued liabilities, long term debt and due to shareholders. The carrying value of these instruments approximates fair value unless otherwise stated.

INVESTMENTS

Investments are carried at the lower of cost and market. Write downs occur when there has been a permanent decline in value.

                           CONTINENTAL HOLDINGS LTD.

                         NOTES TO FINANCIAL STATEMENTS


                               (in U.S. Dollars)

December 31, 1997



2.  INVESTMENT

                                                                   1997    1996
                                                                    $       $
                                                                  ------  ------
ICE Drilling Enterprises Inc., 200,000 common shares, at cost     72,966  72,966
                                                                  ======  ======

3.  CAPITAL ASSETS

                                                         1997
                                       -----------------------------------------
                                                     ACCUMULATED         NET
                                          COST       DEPRECIATION     BOOK VALUE
                                           $              $                $
                                       ---------     ------------     ----------
Computer equipment                        18,246         10,644            7,602
Office equipment                          10,632          6,501            4,131
Seismic equipment                      3,186,000        970,750        2,215,250
                                       ---------       --------       ----------
                                       3,214,878        987,895        2,226,983
                                       =========       ========       ==========

                                                         1996
                                       -----------------------------------------
                                                     ACCUMULATED         NET
                                          COST       DEPRECIATION     BOOK VALUE
                                           $              $                $
                                       ---------     ------------     ----------
Computer equipment                        15,660          8,174            7,486
Office equipment                          11,101          6,294            4,807
Seismic equipment                      3,921,334        500,396        3,420,938
                                       ---------       --------       ----------
                                       3,948,095        514,864        3,433,231
                                       =========       ========       ==========

4.  DUE TO RELATED COMPANY

Amounts due to a related company were non-interest bearing and had no specific terms of repayment. The companies are related through common shareholdings. Management had determined that no significant amounts would be repaid on these accounts in 1996 and accordingly, the amounts were classified as a long term liability.

                           CONTINENTAL HOLDINGS LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



5.  LONG TERM DEBT


                                                            1997        1996
                                                             $           $
                                                          --------   ----------
Term loan bearing interest at 9%, repayable in monthly
  instalments of $13,800 including interest, due April
  1998.  A general security agreement and certain
  property owned by a related company, have been
  pledged as collateral.                                    54,724      206,169
Note payable bearing interest at 9%, repayable in
  monthly instalments of $30,602 plus interest, due
  April 1998. Certain seismic equipment has been
  pledged as collateral.                                   130,792      490,230
Conditional sales agreement bearing interest at 6.7%,
  repayable in monthly instalments of $2,465 including
  interest, due April 1999.                                 37,302           --
Note payable                                                    --      509,829
                                                          --------   ----------
                                                           222,818    1,206,228
Less current portion                                      (213,895)  (1,029,558)
                                                          --------   ----------

                                                             8,923      176,670
                                                          ========   ==========

Principal repayments are as follows:


                                                                           $
                                                                        -------
1998                                                                    213,895
1999                                                                      8,923
                                                                        -------
                                                                        222,818
                                                                        =======

                           CONTINENTAL HOLDINGS LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



6.  SHARE CAPITAL


                                                                   1997    1996
                                                                    $       $
                                                                  ------  ------
AUTHORIZED
  Unlimited number of Classes "A" and "B" voting common shares and an unlimited number of Class "C" and Class "C II"
    non-voting preferred shares.

ISSUED:
  502 Class "B" common shares                                        366     366
  538 Class "C" preferred shares                                  14,548  14,548
                                                                  ------  ------
                                                                  14,914  14,914
                                                                  ======  ======

During 1996, 36 Class "B" common shares were transferred to 684733 Alberta Ltd., a related company and redeemed for $767,709. This transaction was completed under Section 85(1) of the Canadian Income Tax Act and resulted in a premium paid on the redemption in the amount of $767,683.

In 1997, the Company issued 748 Class C II preferred shares for cash consideration of $523,519 and redeemed the shares during the year for an aggregate redemption price of $523,519 consisting of cash of $34,984 and a $488,535 note payable to the shareholders.

                           Continental Holdings Ltd.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



7.  INCOME TAXES

Income tax expense varies from the amounts that would be computed by applying the combined Canadian federal and provincial income tax rate for each of the periods due to the following differences:

                                                    1997       1996       1995
                                                     $          $          $
                                                 ---------   --------   -------
Corporate tax rate                                    44.6%      44.6%    44.48%
                                                 =========   ========   =======

Provision for (recovery of) income taxes at
 statutory tax rate                              1,199,945    (19,786)  436,931

Increase (decrease) in income taxes due to:
  Small business deduction                         (36,903)        --   (36,483)
  Non-taxable portion of
   capital gain                                    (41,245)   (16,056)       --
  Other                                            (44,360)   (92,601)    1,377
                                                 ---------   --------   -------
                                                 1,077,437   (128,443)  401,825
                                                 =========   =========  =======

8.  COMMITMENTS

The Company has entered into several operating lease agreements for a vessel, seismic equipment and office premises. The annual minimum lease payments are as follows:


                                                                          $
                                                                      ---------
1998                                                                  1,590,345
1999                                                                  1,672,205
2000                                                                    563,932
                                                                      ---------
                                                                      3,826,482
                                                                      =========

In addition, there is a $250,000 lien on certain of the seismic equipment on the vessel.

Under the vessel lease, the Company is responsible for restoring the vessel to its original condition at the end of the lease. The Company is accruing deferred lease expense of $16,092 per month based on management's current estimate of the expected restoration costs of approximately $1.0 million.

                           Continental Holdings Ltd.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



9.  DIFFERENCES BETWEEN CANADA AND UNITED STATES ACCOUNTING PRINCIPLES

There were no significant differences in net income for the years ended December 31, 1997, 1996 and 1995 and in retained earnings as at December 31, 1997, 1996 and 1995 under Canadian and United States accounting principles.

The Company paid interest of $52,569, $118,403 and $9,521 for the years ended December 31, 1997, 1996 and 1995, respectively.

The Company paid income taxes of $Nil, $275,358, and $20,743 for the years ended December 31, 1997, 1996 and 1995, respectively.

Operating lease expenses of $1,706,797, $3,194,239, and $1,346,520, were included in income for the years ended December 31, 1997, 1996 and 1995, respectively.

Included in accounts payable and accrued liabilities is accrued liabilities in the amounts of $844,106, $1,413,347 and $219,177 as at December 31, 1997, 1996
and 1995, respectively.

Included in the 1997 redemption of share capital on the Statement of Cash Flows is $488,535 relating to the issuance of a note payable to shareholders.

For the United States basis of accounting, the Company has adopted FAS 109 "Accounting for Income Taxes" on a prospective basis, effective September 1, 1993. FAS 109 requires companies to recognize deferred tax assets and liabilities for the expected future tax consequences, based on enacted rates, of existing differences between financial reporting and tax reporting basis of assets and liabilities. These provisions also require the Company to establish a valuation allowance for deferred tax assets where the recovery of these assets is uncertain.

The deferred tax asset (liability) relates to the following:

                                                                   1997     1996
                                                                     $        $
                                                                  -------   ----
Deferred lease expense                                            150,429     --
Capital assets                                                    (50,377)    --
                                                                  -------   ----
                                                                  100,052     --
Valuation allowance                                                    --     --
                                                                  -------   ----
                                                                  100,052     --
                                                                  =======   ====

                           Continental Holdings Ltd.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



10.  NET CHANGE IN NON-CASH WORKING CAPITAL

                                                1997         1996        1995
                                                  $           $           $
                                             ----------   ---------   ---------
Accounts receivable                              54,975    (791,677)   (507,724)
Inventory                                      (182,486)   (161,562)         --
Prepaid expenses and deposits                   (49,864)     93,869      25,711
Accounts payable and accrued liabilities     (1,700,337)  2,311,854     783,827
Income taxes payable                          1,141,858    (278,513)    257,040
                                             ----------   ---------   ---------
                                               (735,854)  1,173,971     558,854
                                             ==========   =========   =========

11.  COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the current year's presentation.

12.  MAJOR CUSTOMER INFORMATION

The Company operates in only one business segment, marine seismic data acquisition services. Revenue from individual customers representing 10% or more of revenue was:

                                                                1997  1996  1995
                                                                  %      %     %
                                                                ----  ----  ----
Customer A                                                        28    15    --
Customer B                                                        17    --    --
Customer C                                                        15    60    31
Customer D                                                        14    --    --
Customer E                                                        11    25    24
Customer F                                                        11    --    --
Customer G                                                        --    --    15
Customer H                                                        --    --    30
                                                                ----  ----  ----
                                                                  96   100   100
                                                                ====  ====  ====

                           Continental Holdings Ltd.

                         NOTES TO FINANCIAL STATEMENTS
                               (in U.S. Dollars)



December 31, 1997



The Company's sales are to customers in the oil and gas industry for the acquisition of marine seismic data, which results in a concentration of credit risk. The Company generally extends unsecured credit to these customers and, therefore, the collection of these receivables may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk. Management believes the risk is mitigated by the size, reputation and diversified nature of the companies to which they extend credit.

Approximately 100%, 99% and 99% of accounts receivable at December 31, 1997, 1996 and 1995, respectively, were represented by two, one and one customer, respectively.

13.   SUBSEQUENT EVENTS

Subsequent to December 31, 1997, the Company:

(i) entered into an agreement in principal to lease a second vessel for a five year term at an initial annual cost of $2.7 million and increasing to $3.1 million by the end of the lease term. In addition, the Company will be required to purchase capital assets at an estimated cost of $10 million to equip and refurbish the vessel;

(ii) entered into a credit agreement with Venture Seismic Ltd. whereby $4 million was loaned to the Company, payable in quarterly installments of principal and interest commencing December 1, 1999 and bearing interest at the prime lending rate of the Royal Bank of Canada plus 1%; and

(iii) entered into an agreement in principal for a loan of $3 million payable in quarterly installments of principal and interest over five years and bearing interest at 8.75%.

                              VENTURE SEISMIC LTD.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)

The following unaudited pro forma consolidated financial information has been prepared giving effect to the consummation of the Proposed Acquisition (the "Proposed Acquisition") of Continental Holdings Ltd. ("Continental") by Venture Seismic Ltd. ("Venture" or the "Company") in accordance with the terms of a securities purchase agreement dated March 27, 1998 and the exercise of 1,513,690 of the Company's Redeemable Warrants (the "Warrant Exercise"). The pro forma consolidated balance sheet gives effect to the Proposed Acquisition and the Warrant Exercise as if the transactions had occurred on September 30, 1997. The pro forma consolidated statements of income for the year ended September 30, 1997 and the six months ended March 31, 1998 gives effect to the Proposed Acquisition as if it had occurred on October 1, 1996 and October 1, 1997, respectively.

The Proposed Acquisition has been accounted for as a purchase. The excess of the purchase price over the fair value of the net assets acquired is recognized as goodwill and is being amortized over fifteen years.

The pro forma financial information is not necessarily indicative of the results of operations or of the financial position which would have been attained had the Proposed Acquisition and the Warrant Exercise been consummated at any of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Venture and Continental. In the opinion of management of Venture, these pro forma consolidated financial statements include all adjustments necessary for fair presentation.

                              VENTURE SEISMIC LTD.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS AT SEPTEMBER 30, 1997
                                 (U.S. Dollars)
                                  (Unaudited)

                                              VENTURE      CONTINENTAL                      PRO FORMA
                                           SEPTEMBER 30,   DECEMBER 31,    PRO FORMA      CONSOLIDATED
                                               1997            1997       ADJUSTMENTS     BALANCE SHEET
                                                 $              $              $                $
                                           -------------   ------------   -----------     -------------
ASSETS
CURRENT
  Cash                                          68,066      1,690,102       (500,000)(a)   10,140,168
                                                                            (200,000)(a)
                                                                           9,082,000 (c)
  Accounts receivable                        2,586,688      1,256,029                       3,842,717
  Work-in-progress                             521,594             --                         521,594
  Inventory                                         --        344,047                         344,047
  Other receivables                            297,707             --                         297,707
  Prepaid expenses                             204,276         56,013                         260,289
                                            ----------      ---------                      ----------
                                             3,678,331      3,346,191                      15,406,522
INVESTMENTS                                         --         72,966                          72,966
DEFERRED INCOME TAXES                               --        100,052                         100,052
CAPITAL ASSETS                              17,383,026      2,226,983                      19,610,009
INTANGIBLE ASSETS                            1,554,503             --     11,933,382(a)    13,487,885
                                            ----------      ---------                      ----------
                                            22,615,860      5,746,192                      48,677,434
                                            ==========      =========                      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
  Accounts payable and accrued
     liabilities                             1,036,147      1,828,424                       2,864,571
  Due to shareholders                               --        488,535                         488,535
  Deferred revenue                             800,000             --                         800,000
  Income taxes payable                         118,708      1,141,858                       1,260,566
  Current portion of long term debt          6,580,703        213,895                       6,794,598
                                            ----------      ---------                      ----------
                                             8,535,558      3,672,712                      12,208,270
                                            ----------      ---------                      ----------
ACQUISITION INSTALLMENT PAYMENT                     --             --      1,000,000(a)     1,000,000
                                            ----------      ---------                      ----------
DEFERRED LEASE EXPENSE                              --        337,939                         337,939
                                            ----------      ---------                      ----------
LONG TERM DEBT                               3,746,490          8,923                       3,755,413
                                            ----------      ---------                      ----------
DEFERRED INCOME TAXES                          674,076             --                         674,076
                                            ----------      ---------                      ----------
SHAREHOLDERS' EQUITY
  Share capital                              7,671,366         14,914        (14,914)(a)   28,713,366
                                                                          11,960,000 (a)
                                                                           9,082,000 (c)
  Retained earnings                          1,949,549      1,711,704     (1,711,704)(a)    1,949,549
  Cumulative translation adjustment             38,821             --                          38,821
                                            ----------      ---------                      ----------
                                             9,659,736      1,726,618                      30,701,736
                                            ----------      ---------                      ----------
                                            22,615,860      5,746,192                      48,677,434
                                            ==========      =========                      ==========

See accompanying notes to Pro Forma Consolidated Financial Statements.

                              VENTURE SEISMIC LTD.

                    PRO FORMA CONSOLIDATED INCOME STATEMENT

                         YEAR ENDED SEPTEMBER 30, 1997
                                 (U.S. Dollars)
                                  (Unaudited)

                                               VENTURE      CONTINENTAL                     PRO FORMA
                                             YEAR ENDED      YEAR ENDED                    CONSOLIDATED
                                            SEPTEMBER 30,   DECEMBER 31,    PRO FORMA         INCOME
                                                1997            1997       ADJUSTMENTS      STATEMENT
                                                  $              $              $               $
                                            -------------   ------------   -----------     ------------
REVENUES                                     27,132,227      9,609,915                      36,742,142
DIRECT EXPENSES                              19,796,462      5,631,075                      25,427,537
                                             ----------      ---------                      ----------
GROSS MARGIN                                  7,335,765      3,978,840                      11,314,605
                                             ----------      ---------                      ----------
EXPENSES
General and administrative                    1,828,464        187,138                       2,015,602
Discretionary management bonus (note d)              --        721,500                         721,500
Depreciation                                  2,363,398        620,255                       2,983,653
Amortization of goodwill                        166,320             --        796,000(b)       962,320
                                             ----------      ---------                      ----------
                                              4,358,182      1,528,893                       6,683,075
                                             ----------      ---------                      ----------
INCOME FROM OPERATIONS                        2,977,583      2,449,947                       4,631,530
                                             ----------      ---------                      ----------
OTHER INCOME (EXPENSE)
Gain on sale of capital assets                   80,372         30,000                         110,372
Gain on sale of investments                          --         93,074                          93,074
Interest and other income                        42,689         26,759                          69,448
Interest expense                               (669,938)       (52,569)                       (722,507)
Foreign exchange gain                                --        143,249                         143,249
                                             ----------      ---------                      ----------
                                               (546,877)       240,513                        (306,364)
                                             ----------      ---------                      ----------
INCOME BEFORE INCOME TAXES                    2,430,706      2,690,460                       4,325,166
                                             ----------      ---------                      ----------
INCOME TAXES (RECOVERY)
  Current                                        90,000      1,177,489                       1,267,489
  Deferred                                      886,000       (100,052)                        785,948
                                             ----------      ---------                      ----------
                                                976,000      1,077,437                       2,053,437
                                             ----------      ---------                      ----------
NET INCOME FOR THE YEAR                       1,454,706      1,613,023                       2,271,729
                                             ==========      =========                      ==========
BASIC EARNINGS PER SHARE                            .47                                            .44
                                             ----------                                     ----------
FULLY DILUTED EARNINGS PER SHARE                    .31                                            .33
                                             ----------                                     ----------
DILUTED EARNINGS PER SHARE                          .39                                            .39
                                             ----------                                     ----------
Weighted average number of common shares
  -- basic                                    3,111,000                     2,080,000(a)     5,191,000
                                             ----------                                     ----------
Weighted average number of common
  shares - fully diluted                      5,280,000                     2,080,000(a)     7,360,000
                                             ----------                                     ----------
Weighted average number of common shares
  -- diluted                                  4,660,000                     2,080,000(a)     6,740,000
                                             ----------                                     ----------

See accompanying notes to Pro Forma Consolidated Financial Statements.

                              VENTURE SEISMIC LTD.

                    PRO FORMA CONSOLIDATED INCOME STATEMENT

                        SIX MONTHS ENDED MARCH 31, 1998
                                 (U.S. Dollars)
                                  (Unaudited)

                                               VENTURE      CONTINENTAL
                                             SIX MONTHS      SIX MONTHS                     PRO FORMA
                                                ENDED          ENDED                       CONSOLIDATED
                                              MARCH 31,     DECEMBER 31,    PRO FORMA         INCOME
                                                1998            1997       ADJUSTMENTS      STATEMENT
                                                  $              $              $               $
                                            -------------   ------------   -----------     ------------
REVENUES                                     21,706,425      4,719,483                      26,425,908
DIRECT EXPENSES                              15,906,769      3,011,388                      18,918,157
                                             ----------      ---------                      ----------
GROSS MARGIN                                  5,799,656      1,708,095                       7,507,751
                                             ----------      ---------                      ----------
EXPENSES
General and administrative                    1,100,621        247,605                       1,348,226
Discretionary management bonus (note d)              --        721,500                         721,500
Depreciation                                  1,540,928        310,384                       1,851,312
Amortization of goodwill                         89,160             --        398,000(b)       487,160
                                             ----------      ---------                      ----------
                                              2,730,709      1,279,489                       4,408,198
                                             ----------      ---------                      ----------
INCOME FROM OPERATIONS                        3,068,947        428,606                       3,099,553
                                             ----------      ---------                      ----------
OTHER INCOME (EXPENSE)
Gain on sale of capital assets                   32,870             --                          32,870
Interest and other income                        88,600         14,816                         103,416
Interest expense                               (589,322)       (17,080)                       (606,402)
Foreign exchange gain                                --         88,331                          88,331
                                             ----------      ---------                      ----------
                                               (467,852)        86,067                        (381,785)
                                             ----------      ---------                      ----------
INCOME BEFORE INCOME TAXES                    2,601,095        514,673                       2,717,768
                                             ----------      ---------                      ----------
INCOME TAXES (RECOVERY)
  Current                                       616,834        254,458                         871,292
  Deferred                                      434,681        (62,829)                        371,852
                                             ----------      ---------                      ----------
                                              1,051,515        191,629                       1,243,144
                                             ----------      ---------                      ----------
NET INCOME FOR THE PERIOD                     1,549,580        323,044                       1,474,624
                                             ==========      =========                      ==========
BASIC EARNINGS PER SHARE                            .36                                            .23
                                             ----------                                     ----------
FULLY DILUTED EARNINGS PER SHARE                    .25                                            .18
                                             ----------                                     ----------
DILUTED EARNINGS PER SHARE                          .35                                            .23
                                             ----------                                     ----------
Weighted average number of common shares
  -- basic                                    4,312,000                     2,080,000(a)     6,392,000
                                             ----------                                     ----------
Weighted average number of common shares
  -- fully diluted                            6,190,000                     2,080,000(a)     8,270,000
                                             ----------                                     ----------
Weighted average number of common shares
  -- diluted                                  4,456,000                     2,080,000(a)     6,536,000
                                             ----------                                     ----------

See accompanying notes to Pro Forma Consolidated Financial Statements.

                              VENTURE SEISMIC LTD.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (U.S. Dollars)

For the periods ended September 30, 1997 and March 31, 1998          (Unaudited)

The accompanying pro forma consolidated financial statements have been prepared to reflect certain adjustments to the historical financial statements of Venture Seismic Ltd. (the "Company" or "Venture") and Continental Holdings Ltd. ("Continental") to give effect to the consummation of the Proposed Acquisition (the "Proposed Acquisition") of 100 percent of the share capital of Continental by Venture in accordance with a securities purchase agreement dated March 27, 1998 and the exercise of 1,513,690 of the Company's Redeemable Warrants (the "Warrant Exercise"). The pro forma consolidated balance sheet as at September 30, 1997, which was derived from the audited balance sheets of Venture and Continental as at September 30, 1997 and December 31, 1997, respectively, gives effect to the Proposed Acquisition and the Warrant Exercise as if it had occurred on September 30, 1997. The pro forma consolidated income statement for the year ended September 30, 1997, which was derived from the audited income statements of Venture and Continental for their fiscal years ended September 30, 1997 and December 31, 1997, respectively, gives effect to the Proposed Acquisition as if it had occurred on October 1, 1996. The pro forma consolidated income statement for the six months ended March 31, 1998, which was derived from the unaudited interim income statements of Venture and Continental for the six month periods ended March 31, 1998 and December 31, 1997, respectively, gives effect to the Proposed Acquisition as if it had occurred on October 1, 1997. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual adjustments made to effect the transactions may differ from the pro forma adjustments.

1.   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma adjustments are reflected in the pro forma consolidated balance sheet as at September 30, 1997 and the pro forma consolidated statement of income for the year ended September 30, 1997 and the six months ended March 31, 1998.

a) the Proposed Acquisition for $500,000 in cash; 2,080,000 Venture common shares valued at $5.75 per share; $200,000 of estimated direct acquisition costs and a $1,000,000 installment payment due January 1, 1999 bearing interest at bank prime plus 1%. The assigned fair value of net assets acquired is:

                                                                        $
                                                                    ----------
    Working capital deficiency                                        (326,521)
    Long term debt                                                      (8,923)
    Investments                                                         72,966
    Deferred lease expense                                            (337,939)
    Deferred income taxes                                              100,052
    Capital assets                                                   2,226,983
                                                                    ----------
                                                                     1,726,618
    Excess of cost over net tangible assets acquired, assigned
      to goodwill                                                   11,933,382
                                                                    ----------
                                                                    13,660,000
                                                                    ==========

b) Adjustment to reflect the annual amortization of goodwill, resulting from the proposed acquisition, over a 15 year estimated useful life.

                              VENTURE SEISMIC LTD.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (U.S. Dollars)

For the periods ended September 30, 1997 and March 31, 1998          (Unaudited)

c) Adjustment to reflect the exercise from November 10, 1997 to January 5, 1998 of 1,513,690 of Venture's Redeemable Warrants for aggregate proceeds of approximately $9,082,000 and the issuance of 1,513,690 Venture common shares.

d) The pro forma consolidated financial statements do not reflect adjustments for the elimination of a discretionary management bonus of $721,500 to the existing owners of Continental, an increase of $101,000 for management compensation to reflect compensation levels of employment agreements entered into in conjunction with the Proposed Acquisition and the additional tax expense of $276,700 resulting from the above adjustments using Venture's Canadian statutory tax rate of 44.6%. The discretionary management bonus recorded in 1997 does not reflect the economic value of management services provided but instead is a common tax planning transaction for Canadian private companies. Had the above adjustments been reflected in the pro forma consolidated financial statements for the year ended September 30, 1997, net income for the year would have been $2,615,529 and Basic, Fully Diluted and Diluted Earnings Per Share would have been $.50, $.38 and $.44, respectively. Had the above adjustments been reflected in the pro forma consolidated financial statements for the six months ended March 31, 1998, net income for the year would have been $1,818,424 and Basic, Fully Diluted and Diluted Earnings Per Share would have been $.28, $.22 and $.28, respectively.

                                        2